LICENSE AGREEMENT


This is an AGREEMENT between Tecumseh Products Company, a Michigan corporation having a place of business at 100 East Patterson Street, Tecumseh, Michigan 49286 ("TECUMSEH") and Technology Research Corporation, a Florida corporation, having a place of business at 5250 140th Avenue North, Clearwater, Florida, 33760 ("TRC").


1.  RECITALS

1.01 TECUMSEH has developed a compressor fault interrupter device; owns certain intellectual property rights pertaining to such devices; and has expertise in the design, manufacture and marketing of such devices.

1.02 TRC has developed, manufactures and markets a variety of ground fault protection devices including over current sensors; owns certain intellectual property rights pertaining to such devices; and has expertise in the design, manufacture and marketing of such devices.

1.03 Both parties are interested in the manufacture and sale of new products which are based on the combination of the designs of TRC's fault to ground protection devices with the design of TECUMSEH's compressor fault interrupter device, and, in particular, the design, manufacture and sale of such a product which may be used with air conditioning and refrigeration units.

1.04 TECUMSEH is further interested in manufacturing additional products, for sale exclusively to TRC, which are similar to TRC's existing fault to ground protection devices and which do not include TECUMSEH's compressor fault interrupter.

NOW THEREFORE, the parties agree as follows:


2.  DEFINITIONS

2.01 As used in this AGREEMENT, the term "TECUMSEH CFI TECHNOLOGY" shall refer to the design and the manufacturing details of an instantaneous current trip that is tuned to protect the integrity of a hermetically sealed compressor system in the event of a high current failure.

2.02 As used in this AGREEMENT, the term "TRC TECHNOLOGY" shall refer to the design and the manufacturing details of TRC's over current detection, ground-fault circuit-interrupter ("GFCI"), appliance leakage current interrupter ("ALCI"), immersion-detection circuit-interrupter ("IDCJ") and equipment leakage current interrupter ("ELCI") products as exemplified, in part, by TRC's "FireShield" products.

2.03 As used in this AGREEMENT, the term "TECUMSEH IP" shall mean those patents and patent applications including patents which issue therefrom identified in Appendix A, as well as all of the patents, patent applications, copyrights, know-how and trade secrets owned by TECUMSEH necessary for the manufacture, use and sale of LICENSED CFI PRODUCTS.





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2.04  As used in this AGREEMENT, the term "TRC IP" shall mean those patents and patent applications including patents which issue therefrom identified in Appendix B, as well as all of the patents, patent applications, copyrights, know-how and trade secrets owned by TRC necessary for the manufacture, use and sale of LICENSED AC/REFRIGERATION PRODUCTS and/or LICENSED TRC PRODUCTS.

2.05 As used in this AGREEMENT, the term "LICENSED CFI PRODUCTS" shall mean products having a design which combines the TECUMSEH CFI TECHNOLOGY with the TRC TECHNOLOGY

2.06 As used in this AGREEMENT, the term "LICENSED AC/REFRIGERATION PRODUCTS" shall mean products employing the TRC TECHNOLOGY for use in refrigeration or air conditioning systems or products having a design which combines the TECUMSEH CFI TECHNOLOGY with the TRC TECHNOLOGY.

2.07 As used in this AGREEMENT, the term "LICENSED TRC PRODUCTS" shall mean products having a design embodying TRC TECHNOLOGY but not the TECUMSEH CFI TECHNOLOGY.

2.08 As used in this AGREEMENT, the term "Sold" shall be applicable to a product at that point in time at which the selling party invoices their dealers or customers for shipment of the product.


3.  CONFIDENTIAL INFORMATION

3.01 Any information disclosed by one party ("DISCLOSING PARTY") to the other party ("RECEIVING PARTY"), which the DISCLOSING PARTY deems to be confidential and proprietary shall be disclosed in writing and marked with an appropriate legend designating such information as confidential at the time of disclosure. Any such information disclosed verbally, visually or in other tangible form shall be identified as confidential at the time of its disclosure and reduced to writing and appropriately marked as confidential within thirty (30) days of its disclosure.

3.02 The RECEIVING PARTY will hold in confidence and not use for any purpose other than the exercise of license rights granted under this AGREEMENT, any information disclosed by the DISCLOSING PARTY under Section 3.01, provided that the RECEIVING PARTY shall have no obligation with respect to any information which is:

      3.02.1 already publicly known or in the public domain at the time of its disclosure to the RECEIVING PARTY;














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      3.02.2  becomes publicly known or in the public domain subsequent to its disclosure to the RECEIVING PARTY, through no fault of the RECEIVING PARTY;

      3.02.3 is already known to the RECEIVING PARTY at the time of its disclosure to the RECEIVING PARTY or is subsequently developed by the RECEIVING PARTY by employees who had no access to the confidential information disclosed by the DISCLOSING PARTY; or

      3.02.4 is subsequently disclosed to the RECEIVING PARTY by a third party having no obligation of confidence to the DISCLOSING PARTY.

3.03 The confidential disclosure obligations assumed by the RECEIVING PARTIES under this AGREEMENT shall terminate at the end of the term set forth in this AGREEMENT.


4.  DOCUMENTATION AND TECHNICAL ASSISTANCE

4.01 TRC shall provide to TECUMSEH documentation and technical assistance reasonably necessary for TECUMSEH to manufacture LICENSED AC/REFRIGERATION PRODUCTS and LICENSED TRC PRODUCTS including, but not necessarily limited to:

      4.01.1 Copies of bills of materials and manufacturing drawings for pertinent TRC PRODUCTS.

      4.01.2 TRC shall designate a TRC Project Engineer who shall be available to assist TECUMSEH in the further development and manufacture of the LICENSED AC/REGRIGERATION PRODUCTS and LICENSED TRC PRODUCTS

      4.01.3 TRC shall also make available to TECUMSEH technicians, draftsman, laboratory testing facilities, and assistance in obtaining U.L. approval and with other agency product approval processes at the following rates:

           4.01.3.1  Technicians: $ $50 per hour.

           4.01.3.2  Draftsman: $ $50 per hour.

           4.01.3.3  Laboratory Testing Facilities: $500 per day.

           4.01.3.4  Design Engineering: $150 per hour.

      4.01.4













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           4.01.4.1  Within thirty (30) days of the EFFECTIVE DATE of this
           AGREEMENT, TECUMSEH shall pay to TRC an advance payment in the amount of $50,000 for such services.

           4.01.4.2 TRC shall provide to TECUMSEH a written accounting of incurred fees on a periodic basis upon TECUMSEH's request.

           4.01.4.3 TECUMSEH shall not be obligated to make any payments to TRC in excess of the advance payment set forth in section 4.01.4.1 for any services or goods provided under this AGREEMENT unless such additional payments were the subject of the prior written approval of TECUMSEH.

4.02 TRC shall provide TECUMSEH with access to its certification files, including U.L. files, and provide reasonable assistance to TECUMSEH in obtaining necessary certifications for the LICENSED PRODUCTS and TRC PRODUCTS manufactured by TECUMSEH.

4.03 Any inventions, copyrightable works, know-how, trade secrets or other intellectual properties developed under this AGREEMENT by one or more employee of one of the parties hereto, shall be owned by the party whose employees conceived or developed such invention, copyrightable work, know-how, trade secret or other intellectual property. For any inventions, copyrightable works, know-how, trade secrets or other intellectual properties developed under this AGREEMENT by employees of both of the parties hereto, such intellectual property shall be jointly owned by the parties hereto.

5.  LICENSE
5.01
      5.01.1 TRC hereby grants to TECUMSEH a world-wide, non-exclusive, non-transferable license, with no right to sublicense, under the TRC IP to manufacture, have manufactured, use and sell LICENSED AC/REFRIGERATION PRODUCTS for use with refrigeration or air conditioning systems or products.

      5.01.2 TRC hereby grants to TECUMSEH a world-wide, non-exclusive, non-transferable, royalty-free license, with no right to sublicense, under the TRC IP to manufacture and have manufactured LICENSED TRC PRODUCTS for sale to TRC.

5.02
      5.02.1 TECUMSEH hereby grants to TRC a world-wide, non-exclusive, non-transferable license, with no right to sublicense, under the TECUMSEH IP to manufacture, have manufactured, use and sell LICENSED CFI PRODUCTS.

      5.02.2 Upon the prior written approval by TECUMSEH of an identified sub-licensee, TRC may extend a sublicense under the license granted under section 5.02.1 to manufacture, have manufactured, use and sell LICENSED CFI PRODUCTS but shall in all respects be responsible for such manufacture, use or sales under all the terms and conditions of this AGREEMENT, as though the manufacture, use and sales were TRC's own act.





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6.  ROYALTIES AND ACCOUNTING

6.01  In consideration of the rights licensed by TRC to TECUMSEH under section 5.01.1 of this AGREEMENT, TECUMSEH agrees to compensate TRC as set forth below:

          TECUMSEH shall pay TRC a royalty of $0.25 per unit for each LICENSED AC/REFRIGERATION PRODUCT sold by TECUMSEH.

6.02  In consideration of the rights licensed by TECUMSEH to TRC under section 5.02.1 and 5.02.2 of this AGREEMENT, TRC agrees to compensate TECUMSEH as set forth below:

          TRC shall pay TECUMSEH a royalty of $0.25 per unit for each LICENSED CFI PRODUCT sold by TRC or a sublicensee of TRC.

6.03 Royalties shall be paid on a quarterly basis for products subject to the royalty provisions of this AGREEMENT which are Sold during such quarter, and shall be paid within thirty (30) days of the end of each quarter (i.e., March 31, June 30, September 30 and December 31).

6.04 Each party hereto shall maintain such regular books of account as are necessary for the other party to evaluate the accuracy of payments rendered pursuant to section 6. A certified public accountant appointed by the party initiating such an evaluation, shall be entitled to inspect such records and books of account of the other party solely for the purpose of verifying the accuracy of any such payment and such accountant shall disclose to initiating party only such information necessary to affirm or refute the accuracy of the payments. Such inspection must be made during the evaluated party's normal business hours and shall not be made more often than once per year.

All contracts or arrangements between a party hereto and any sublicensee shall require that such sublicensee make available for review by a certified public accountant appointed by the party initiating such an evaluation, all records and books of accounts necessary or appropriate solely for the purpose of verifying the accuracy of records of sales of products subject to a sublicense hereunder by such sublicensees. Such accountants shall disclose to the party initiating such an evaluation only such information necessary to affirm or refute the accuracy of the payment. Such inspection must be made during such sublicensee's business hours and shall not be made more than once per year.
















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The cost and expenses of such records' inspection shall be borne by the party initiating such evaluation unless the audit discloses that adjustments exceeding five percent (5%) need to be made in amounts paid to the party initiating such evaluation, in which case the other party shall reimburse the party initiating such evaluation its reasonable expenses incurred in verifying the accuracy of such sales records.

Each party hereto and all sublicensees shall retain their records for a period of three (3) years after each financial statement to permit such verifications.


7.  EFFECTIVE DATE, TERM AND TERMINATION

7.01 This AGREEMENT shall have an EFFECTIVE DATE of March 31, 2002, and unless terminated earlier as hereinafter provided, shall terminate ten (10) years thereafter on March31, 2012.

7.02 Following the termination of this AGREEMENT pursuant to section 7.01, nothing in this AGREEMENT shall be interpreted to prevent the parties from manufacturing, using and selling products previously licensed under this AGREEMENT on a royalty-free basis unless such products are covered by an enforceable patent owned by the other party.

7.03 Either party may terminate this Agreement if the other party breaches any material provision and has failed to cure such breach within sixty (60) days following written notice of the details of such breach by the complaining party.

7.04 This AGREEMENT may be extended by the mutual consent of the parties hereto under the terms and provisions of such future mutual consent.


8.  INFRINGEMENT

8.01 In the event that any third party infringes any of the TECUMSEH IP rights licensed to TRC by TECU7MSEH under this Agreement, any and all legal actions against such third party shall be at the sole discretion and control of TECUMSEH and at the sole expense and for the sole benefit of TECUMSEH.

In the event TECUMSEH brings a legal action against such third party, TRC agrees to cooperate with TECUMSEH at TECUMSEH's expense in such action and to make available all evidence, documents, data, material and other matters in its possession which are pertinent and valuable to the success of such legal action.

8.02 In the event that any third party infringes any of the TRC IP rights licensed to TECUMSEH by TRC under this Agreement, any and all legal actions against such third party shall be at the sole discretion and control of TRC and at the sole expense and for the sole benefit of TRC.







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In the event TRC brings a legal action against such third party, TECUMSEH agrees to cooperate with TRC at TRC's expense in such action and to make available all evidence, documents, data, material and other matters in its possession which are pertinent and valuable to the success of such legal action.


9.  MARKING

9.01 TECUMSEH agrees to label those LICENSED AC/REFRIGERATION PRODUCTS sold by TECUMSEH under this AGREEMENT, and product literature for such products, with the term "FireShield" for such products which utilize the same design as TRC's "FireShield"-labelled products.

9.02 TRC warrants and represents that it has the right to mark products identified in section 9.01 with the term "FireShield". TRC further agrees to indemnify TECUMSELI for any and all expenses and damages incurred by TECUMSEH for any and all legal claims threatened or filed against TECUMSEH for the use of the term "FireShield" in association with products identified in section 9.01.


10.  WARRANTIES

10.01 TECUMSEH represents and warrants in respect to the TECUMSEH IP that it has the legal power to extend the rights granted to TRC in this AGREEMENT and that it has not made and will not make any commitments to others inconsistent with or in derogation of such rights.

10.02 TRC represents and warrants in respect to the TRC IP that it has the legal power to extend the rights granted to TECUMSEH in this AGREEMENT and that it has not made and will not make any commitments to others inconsistent with or in derogation of such rights.


11.  MISCELLANEOUS

11.01 PROHIB1TION ON ASSIGNMENT: Neither this AGREEMENT nor any of the rights conferred by this AGREEMENT is assignable by either party hereto without the prior written consent of the other party hereto, which consent will not be unreasonably withheld.

11.02 INTEREST: All sums owing under this AGREEMENT that are not received within ten (10) days after the due date shall bear simple interest of 1.5% per month until paid (or the maximum rate permitted by law, if lesser).

11.03 NOTICES: All notices required under this AGREEMENT shall be given in writing and shall be deemed given if sent by certified mail, return receipt requested, to the following:








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For TECUMSEH:
      Kent B. Herrick



For TRC:
      Raymond Legatti




11.04 CHOICE OF LAW: This AGREEMENT shall be interpreted and construed in accordance with the laws of the State of Michigan without regard to any conflict of laws principles.

11.05 ENTIRE AGREEMENT: This AGREEMENT constitutes the entire agreement between the parties relating to the subject matter of this AGREEMENT and supercedes all prior discussions between the parties. No amendment or modification of this AGREEMENT shall be valid unless in writing and signed by both parties.

11.06 DUPLICATE ORIGINALS: This AGREEMENT shall be executed in two counterparts, each of which shall for all purposes be deemed an original.

IN WITNESS WHEREOF the parties have caused this AGREEMENT to be executed by their duly authorized representatives:

TECUMSEH                                  TRC
Tecumseh Products Company                 Technology Research Corporation
100 East Patterson Street                 5250 140111 Avenue North
Tecumseh, Michigan 49286                  Clearwater, Florida 33760

By:  /s/ Kent B. Herrick                  By:  /s/  Raymond Legatti

Title:  President & CEO                   Title:  President

Date:  22 March 2002                      Date:  22 March 2002




















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                                  APPENDIX A
                                  TECUMSEH IP


U.S. Patent Application Serial No. 10/0 14,692 entitled COMPRESSOR TERMINAL FAULT INTERRUPTION METHOD AND APPARATUS

PCT Application filed on December 11, 2001 entitled COMPRESSOR TERMINAL FAULT INTERRUPTION METHOD AND APPARATUS which claims priority from U.S. Application Serial No. 60/254,945.
















































                                  APPENDIX B
                                    TRC IP


U.S. Pat. No. 4,567,456 entitled RESETTABLE CIRCUIT CLOSING DEVICE

U.S. Pat. No. 5,229,730 entitled RESETTABLE CIRCUIT INTERRUPTER

U.S. Pat. No. 4,931,894 entitled GROUND FAULT CURRENT INTERRUPTER CIRCUIT WITH ARCING PROTECTION

U.S. Pat. No. 6,292,337 B1 entitled ELECTRICAL SYSTEM WITH ARC PROTECTION